FORBEARANCE AGREEMENT


         This Forbearance Agreement ("Agreement") is made and entered into on October 13, 1999 by and between the entities identified on the signature page hereof (each a "Lessee" and collectively "Lessees"); DELTA INVESTORS I, LLC , a Michigan limited liability company, DELTA INVESTORS II, LLC, a Michigan limited liability company, OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation and OHI (ILLINOIS), INC., an Illinois corporation (each a "Lessor" and collectively "Lessors"); and SUN HEALTHCARE GROUP, INC., a Delaware corporation ("Guarantor").

                                R E C I T A L S:

         A. Lessees, each of which is a subsidiary or second tier subsidiary of Guarantor, and Lessors are parties to the Leases and Subleases identified on attached Exhibit A (each a "Lease" and collectively, the "Leases"). The Leases relate to certain health care facilities also identified on Exhibit A (each a "Facility" and collectively, the "Facilities"). The obligations of the Lessees under the Leases are secured by the Security Agreements and other Agreements identified on attached Exhibit B (each a "Security Agreement" and collectively, the "Security Agreements"). Guarantor has executed the Guaranty with respect to all of the Leases except the Complete Care Lease.

         B. On or about May 28, 1999, the Lessors forwarded to the respective Lessees and other persons required to receive notices under the applicable Leases ("Other Persons"), and the Lessees and Other Persons received Notices of Default pursuant to which the Lessors advised the Lessees and Other Persons that the Lessees had failed to pay certain Minimum Rent and Additional Charges (as defined in the Leases), and that the failure to cure these defaults within the time set forth in the Notices of Default would constitute Events of Default under all of the Leases, except the Complete Care Leases. The Lessees acknowledge that on or about September 3, 1999, the Lessors forwarded to the Lessees and to Other Persons, and the Lessees and Other Persons received, Notices of Termination pursuant to which the Lessors advised the Lessees and Other Persons that (I) the Lessees had not cured all of the defaults described in the Notices of Default, and (II) pursuant to the terms of the Leases (a) Events of Default had occurred under the Leases, other than the Complete Care Leases, and (b) as a result of the Events of Default, the Leases, other than the Complete Care Leases, would terminate on September 13, 1999.

         C. Lessors contend that all of the Leases, except for the Complete Care Lease, were terminated effective September 13, 1999 pursuant to the Notices of Default and Notices of Termination identified in Recital B. Lessors further contend that Lessors are entitled to immediate possession of the Leased Properties. Lessees and Guarantor contend that the Notices of Default and Notices of Termination were ineffective, and that all of the Leases continue in full force and effect.

         D. Guarantor and Lessees are currently experiencing financial difficulties, and anticipate that they will file a Case or Cases under Chapter 11 of the United States Bankruptcy Code on or before October 15, 1999 ("Filing"). The date on which Guarantor and the Lessees actually file such Case or Cases is hereinafter referred to as the "Filing Date" and such Case or Cases are hereinafter referred to as the "Case or Cases."


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         E. The parties hereto wish to set forth in writing  certain  agreements which they have reached concerning (i) the continued occupancy of the Facilities between the date hereof and the Filing Date, (ii) certain actions to be taken by the parties after the Filing Date, (iii) certain agreements with respect to the transition of operations of the Rejected Lease Facilities, and (iv) the amendment and clarification of certain provisions of the Leases.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       DEFINITIONS

         Terms, if not defined elsewhere herein, shall have the meanings assigned to them in the Recitals or in this Section and include the plural as well as the singular, all references to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of this Agreement and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision:

                  Affiliate:  Any Person which,  directly or  indirectly,
                    Controls or is Controlled by or is under common Control with another Person.

                  Amended Delta I Facility Leases: The Original Delta I Facility
                    Leases and the February/March 1997 Leases.

                  Assumed Manor Care Leases: The Manor Care Leases so designated on Exhibit A.

                  Assumption  and Rejection  Order:  The Order of the Bankruptcy
                    Court to be entered granting the Motion to Assume and Reject as contemplated by Sections III and V hereof. The Assumption and Rejection Order shall be in all material respects in the form attached hereto as Exhibit C.

                  Bankruptcy Court:  The United States Bankruptcy Court having jurisdiction over the Case or Cases.

                  Base Rent  Allocable to the Assumed  Manor Care Leases:  The
                    Initial  Base Rent  Allocable to the Assumed  Manor Care
                    Leases,

                              1. If the Effective Date is prior to January 1, 2000, prorated for the period from the Effective Date through December 31, 1999 by multiplying the Initial Base Rent Allocable to the Assumed Manor Care Leases by a fraction in which the numerator is the number of days in such period and the denominator is 365;

                              2. increased for the period commencing on the later of (i) January 1, 2000 and (ii) the Effective Date and ending on December 31, 2000 by the lesser of (y) one and one-half times the increase in the Cost of Living Index (as defined in the Qualicorp Lease) during the preceding Lease Year and (z) two and one-half percent (2.5%) of the Initial Base Rent Allocable to the Assumed Manor Care Leases (prorated for such period on a per diem basis if such period commences after January 1, 2000);

                              3. increased thereafter on each January 1 during the Fixed Term (as defined in the Qualicorp Lease) and, if Lessee exercises its right to renew the Term (as defined in the Qualicorp Lease), the First Extension Term (as defined in the Qualicorp Lease), for the following twelve (12) month period (or, as to the First Extension Term, pro rata for the period between January 1 of the last Lease Year of the First Extension Term and the expiration of the First Extension Term) by the lesser of (i) one and one-half times the increase in the Cost of Living Index during the preceding twelve
                                    (12) month period and (ii) two and one-half percent (2.5%) of the Base Rent Allocable to the Assumed Manor Care Leases for the immediately preceding twelve (12) month period; and

                             4. if Lessee exercises its right to renew the Term for the Second Extension Term (as defined in the Qualicorp Lease), increased on January 1 during the first Lease Year of the Second Extension Term, for the following twelve (12) month period (or, as to the last Lease Year in the Second Extension Term, pro rata for the period between January 1 of such Lease Year (as defined in the Qualicorp Lease) and the Expiration Date (as defined in the Qualicorp Lease)) to the greater of (i) the Fair Market Value Rent (as defined in the Qualicorp Lease) for the Elkhart, Indiana and Danville, Illinois Leased Properties and (ii) the then current Base Rent Allocable to the Assumed Manor Care Leases, increased by the lesser of (x) one and one-half times the increase in the Cost of Living Index during the preceding twelve (12) month period and (y) two and one-half percent (2.5%) of the Base Rent Allocable to the Assumed Manor Care Leases for the immediately preceding twelve (12) month period.

                  Business Day: Each Monday,  Tuesday,  Wednesday,  Thursday and
                   Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

                  Complete Care Lease:  The Lease so described on Exhibit A.

                  Control (and its corollaries "Controlled by" and "under common
                   Control with"): Possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities, partnership interests or other equity interests.

                  Delta I: Delta Investors I, LLC, a Michigan limited  liability company, the sole member of which is Omega Healthcare Investors, Inc.

                  Delta I Letter of Credit  Agreement:  The Amended and Restated
                   Letter of Credit Agreement dated as of February 28, 1997 between Omega Healthcare Investors, Inc. and Guarantor with respect to the February/March 1997 Leases.

                  Delta I Master Lease:  The Delta I Master Lease Agreement and
                   the Original Delta I Facility Leases.

                  Delta I Master Lease  Agreement:  The Master  Lease  Agreement
                   between Delta I and the Original Delta I Lessees, dated as of October 7, 1997, as amended by the First Delta I Amendment and the Second Delta Amendment.

                  Delta  II:  Delta  Investors  II,  LLC,  a  Michigan   limited
                   liability company, the sole member of which is Omega Healthcare Investors, Inc.

                  Delta II Facility Leases: The Leases so described on Exhibit A

                  Delta II Master Lease:  The Delta II Master Lease Agreement
                   and the Delta II Facility Leases.

                  Delta II Master Lease  Agreement:  The Master Lease  Agreement
                   between Delta II and the Original Delta II Lessees, dated as of October 7, 1997, as amended by the First Delta II Amendment and the Second Delta Amendment.

                  Effective Date:   The date after entry of the Assumption and
                   Rejection Order on which all of Lessees' Effective Date Obligations have been satisfied.

                  Facility:  As defined in each of the Leases.

                  February/March 1997 Leases: The Leases so described on
                   Exhibit A.

                  First  Delta I  Amendment:  The First  Amendment  of  Purchase
                   Agreement, Master Lease Agreement, Facility Leases and Guaranty dated April 24, 1998, among Delta I, Guarantor and the Original Delta I Lessees.

                  First  Delta II  Amendment:  The First  Amendment  of Purchase
                   Agreement, Master Lease Agreement, Facility Leases and Guaranty dated April 24, 1998, among Delta II, Guarantor and the Delta II Lessees.

                  Forbearance  Period:  The period commencing on the date hereof and ending when and if this Agreement is terminated in accordance with its terms.

                  Guaranty:  The  Amended  and  Restated  Guaranty  executed  by
                   Guarantor in favor of Lessors as of October 7, 1997, as amended by the First Delta I Amendment, the First Delta II Amendment and the Second Delta Amendment.

                  Initial  Base Rent  Allocable to the Assumed  Manor Care
                   Leases: Nine Hundred Thirty Three Thousand Eighty Four Dollars ($933,084.00).

                  Leased  Property:  Any  and  all of  the  property,  real  and personal, tangible and intangible, leased pursuant to a Lease; and, if defined in a Lease, with respect to such Lease as so defined.

                  Lessees'  Effective  Date  Obligations:  (1)  Satisfaction  of
                   Lessees' Monetary Obligations; (2) Lessees' transfer and relinquishment of the Rejected Lease Assets as required by this Agreement; (3) Lessees' execution of the agreements that it is required by this Agreement to execute; and
                   (4)Guarantor's and Lessees' release of Lessors as set forth in Section XI.A. hereof.

                  Lessees'  Monetary  Obligations:  (i)  The  obligation  of the
                   Liberty Lessees to make an additional security deposit of Sixty Nine Thousand Six Hundred Twenty Six and 85/100 Dollars ($69,626.85) as set forth in Section VIII.D. hereof; (ii) the obligation of the Lessees to pay Lessors Two Hundred Fourteen Thousand Two Hundred Fifty Eight and 42/100 Dollars ($214,258.42) to cure the monetary defaults set forth in attached Exhibit D; (iii) the obligation of the Lessees under the Sun Delta I Master Lease, the Sun Delta II Master Lease and the Sun Liberty Master Lease to pay to the Lessors thereunder the Sun Delta I Master Lease Minimum Rent Increase, the Sun Delta II Master Lease Minimum Rent Increase and the Sun Liberty Master Lease Minimum Rent Increase, respectively, for the period from November 1, 1999 through the Effective Date; and (iv) the obligation of the Lessee under the Rejected Leases to pay Base Rent pursuant to
                   Section IX.B.3 if any amount thereof shall be unpaid as of the Effective Date.

                  Liberty Leases:  The Leases so described on Exhibit A.

                  Manor Care Leases:  The Leases so described on Exhibit A.

                  Motion Filing Date:  The date of filing with the Bankruptcy
                   Court of the Motion to Assume or Reject.

                  Motion  to  Assume  and  Reject:  A motion  to be filed by the
                   Lessees and Guarantor within five (5) Business Days of the Filing Date which shall seek entry of the Assumption and Rejection Order. The Motion to Assume and Reject shall be prepared by counsel for the Lessees and shall be reasonably acceptable to counsel for Lessors.

                  Notice:  Any written notice given by any party hereto in
                   accordance with the notice provisions set forth in Section XII hereof.

                  Operations  Transfer  Agreement:  An agreement in all material respects in the form attached hereto as Exhibit E which shall, except as otherwise set forth herein, govern the transfer of operations of a Rejected Lease Facility from Lessee to Transferee.

                  Original Delta I Facility Leases:  The Leases so described on
                   Exhibit A.

                  Person:  Any natural person,  trust, partnership, corporation, joint venture, limited liability company or other legal entity.

                  Qualicorp Lease:  The Lease so described on Exhibit A.

                  Qualicorp  Letter  of  Credit  Agreement:  The  Letter  of
                   Credit Agreement dated June 1, 1997 by and among Omega Healthcare Investors, Inc., OHI (Illinois), Inc. and Guarantor entered into with respect to the Qualicorp Lease.

                  Rejected Lease:  Each Lease specified to be rejected in
                   Section III hereof.

                  Rejected  Lease Assets:  With respect to each Rejected  Lease, all of the real and personal property covered thereby or by any Security Agreement executed by the Lessee thereunder in favor of the Lessor thereunder, including without limitation the Leased Property (with respect to the Rejected Manor Care Leases and as defined therein) and the Demised Premises (with respect to the Complete Care Lease and as defined therein), all tangible personal property, furniture, fixtures and equipment owned by a Lessee and used or held for use in connection with or otherwise relating to the operation of the Rejected Lease Facility or Facilities, and all plans and specifications relating to the buildings and improvements included in the Leased Property or Demised Premises covered thereby, to the extent in the possession of the Lessees; all of the books and records of a Facility covered thereby, including patient medical and financial records and employee records; to the extent assignable, all intangible personal property of every type, nature and description relating to a Facility covered thereby, including utility deposits, warranties, consents, authorizations, licenses and permits issued by third parties (provided that Lessees shall retain any such licenses and permits which they are required to maintain during the period for which the Lessees retain operational control and responsibility for the applicable Rejected Facility
                   hereunder);   and  all inventories  of  every  type,  nature
                   and description whatever (specifically including all pharmacy supplies, kitchen supplies, linens and housekeeping supplies, medical and nursing supplies, office supplies, and other supplies and foodstuffs) owned by the Lessee on the Effective Date which inventories are located at or held for use in any of the Facilities covered by a Rejected Lease. Notwithstanding anything to the contrary herein, all of the following items are excluded from the term "Rejected Lease Assets:" cash, accounts receivable, all leased equipment and leased motor vehicles (other than equipment and motor vehicles leased from Affiliates of Lessees and Guarantor), the KRONOS time clock, the Omnicell medical supply dispensing units, all computers and computer-related equipment located at a Facility and all computer software used on such equipment.

                  Rejected Lease Facility:  Any Facility subject to a Rejected
                   Lease.

                  Second Delta  Amendment:  The First  Amendment of Security
                   Agreements and Second Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty among Omega Healthcare Investors, Inc., Delta I, Delta II and Guarantor, dated June 15, 1998.

                  Sun Delta I Master Lease: The Delta I Master Lease, as amended as provided in Section V hereof and assumed pursuant the Assumption and Rejection Order.

                  Sun Delta I Master Lease  Minimum Rent  Increase:  The accrued and unpaid amount of the increase in the Minimum Rent payable under the Delta I Master Lease, effective as of November 7, 1998, for the Term thereof and any extensions thereof, subject to annual increases and adjustments as set forth in the Sun Delta I Master Lease, pursuant to the Agreement Regarding Post-Closing Matters dated October 7, 1997 among the Original Delta I Lessees, Regency Health Services, Inc., Guarantor, Delta I and Delta II, which increase annualized for the Lease Year 1998 is Four Hundred Thirty Nine and 04/100 Dollars ($439.04), annualized for the Lease Year 1999 is Four Hundred Fifty and 36/10 Dollars ($450.36) and for the Lease Year 2000 shall be adjusted in the same fashion as Base Rent is adjusted.

                  Sun Delta II Master  Lease:  The  Delta II  Master  Lease,  as
                   amended as provided in Section V hereof and assumed pursuant to the Assumption and Rejection Order.

                  Sun Delta II Master Lease Minimum Rent  Increase:  The accrued and unpaid amount of the increase in the Minimum Rent payable under the Delta II Master Lease, effective as of November 7, 1998, for the Term thereof and any extensions thereof, subject to annual increases and adjustments as set forth in the Sun Delta II Master Lease, pursuant to the Agreement Regarding Post-Closing Matters dated October 7, 1997 among the Original Delta I Lessees, Regency Health Services, Inc., Guarantor, Delta I and Delta II, which increase annualized for the Lease Year 1998 is Seventeen Thousand Sixty Seven and 99/100 Dollars ($17,067.99), annualized for the Lease Year 1999 is Seventeen Thousand Five Hundred Six and 68/100 Dollars ($17,506.68) and for the Lease Year 2000 shall be adjusted in the same fashion as Base Rent is adjusted.

                  Sun Leases:  Collectively,  the Sun Delta I Master Lease, the
                   Sun Delta II Master Lease, the Sun Liberty Master Lease and the Sun Qualicorp Lease.

                  Sun Liberty Master Lease:  The Liberty Leases,  as amended as provided in Section V hereof and assumed as provided in the Assumption and Rejection Order.

                  Sun Liberty  Master Lease Minimum Rent  Increase:  The accrued and unpaid amount of the increase in the Minimum Rent payable under the Liberty Leases, effective as of November 7, 1998, for the Term thereof and any extensions thereof, subject to annual increases and adjustments as set forth in the Liberty Leases, pursuant to the Agreement Regarding Post-Closing Matters dated October 7, 1997 among the
                   Original Delta I Lessees, Regency Health Services, Inc., Guarantor, Delta I and Delta II, which increase annualized for the Lease Year 1998 is Eight Thousand Seven Hundred Thirty Four and 02/100 Dollars ($8,734.02), annualized for the Lease Year 1999 is Eight Thousand Nine Hundred Fifty Eight and 43/100 Dollars ($8,958.43)and for the Lease
                   Year 2000 shall be adjusted in the same fashion as Minimum Rent is adjusted.

                  Sun  Qualicorp  Lease:  The Qualicorp  Lease,  amended as
                   provided in Section V hereof and assumed as provided in the Assumption and Rejection Order.

                  Sun Transaction Documents:  The documents listed on attached
                   Exhibit F.

                  Trade Name:  The name or names under which a Facility is
                   conducting business  on the date hereof.

                  Transferee: A person or entity designated by the Lessor (which may be such Lessor) under a Rejected Lease to which such Lessor wishes a Lessee under a Rejected Lease to transfer possession of, or certain management rights with respect to, the Rejected Lease Facility or Facilities.

2. AGREEMENT TO FORBEAR

           1. During the Forbearance Period, the Lessors shall forbear from commencing any judicial or other action for the purpose of pursuing remedies, including, without limitation, the recovery of possession of any Leased Property, on the basis of any default prior to the date of this Agreement by any Lessee under any Lease or any default in existence by Guarantor under the Guaranty. This Agreement shall, at the option of the Lessors, terminate upon:

                  1. The failure of any one or more of the Lessees to
                     commence a Case on or  before October 15, 1999;

                  2. The failure of the Lessees to obtain the Assumption
                     and Rejection Order on or before the earlier of

                          1.       45 days after the Motion Filing Date, or

                          2. the entry of a final DIP Financing Order which provides that the lender's security interest primes any of the collateral of any of the Lessors under the Security Agreements; or

                 3. The election of Lessors to terminate  this  Agreement
                    pursuant to Section IX hereof; or

                 4. Lessees' failure to satisfy  Lessees'  Effective Date
                    Obligations as and when required herein.

           2. Upon execution of this Agreement by all parties, Lessors shall immediately take all steps reasonably appropriate under applicable law to withdraw any and all notices to quit (or the equivalent) that have been served upon Lessees on or prior to the date hereof, and shall immediately dismiss any and all lawsuits commenced against any Lessee or Guarantor with respect to the Leases, and during the Forbearance Period in addition to its agreement to forbear as set forth in
                  Section II.A., above, shall also forbear from causing or permitting any notice to quit (or the equivalent) to be served upon any Lessee, provided, however, that Guarantor and each Lessee waives and agrees (which waiver and agreement shall survive the termination of this Agreement notwithstanding Section II.G, hereof) that it shall not assert such withdrawal or any failure to serve such notice to quit (or the equivalent) during the Forbearance Period in any action brought by a Lessor as a defense to any action by Lessor.

           3. During the Forbearance Period, Guarantor and each Lessee shall forbear from commencing any judicial or other actions adverse to any Lessor with respect to any of the Leases, other than the Filing, or, if applicable, seeking any relief adverse to Lessor in any now pending action with respect thereto, provided, however, that such agreement to forbear shall not apply to (i) any default by any Lessor under any Lease occurring after the date hereof if such default is not cured within the applicable cure or grace period set forth in the Lease, or (ii) any default by any Lessor under this Agreement which is not cured within ten (10) days after written notice thereof, each of which defaults may be the subject of a separate legal action but shall not affect the rights or obligations of the Lessees and Guarantor hereunder.

           4. Each party to this Agreement hereby waives and agrees (which waiver and agreement shall survive the termination of this Agreement notwithstanding Section II.G, hereof) that it shall not assert at any time that the failure during the Forbearance Period of any other party to this Agreement to commence any action or proceed with any steps taken prior to the Forbearance Period that are or may be required under applicable law prior to the commencement of any action is a defense to any claim by another party arising out of or in connection with any or all of the Leases. The intent of the parties is that compliance during the Forbearance Period with the forbearance agreements set forth in Section II.A, Section II.B and Section II.C shall not prejudice or be a waiver of the rights or claims of any of the parties hereto should the Forbearance Period terminate as set forth in Section II.A.

            5. On the Effective Date, Lessors' agreement to forbear as provided herein shall be absolute and unconditional and cannot be terminated, provided, however, that except as provided in
                  Section XI hereof, nothing contained herein shall be construed as limiting the rights and remedies of any of the Lessors with respect to any default or Event of Default which occurs under the Sun Leases or the Security Agreements, as amended, after entry of the Assumption and Rejection Order.

            6. Guarantor and Lessees agree (which agreement shall survive the termination of this Agreement notwithstanding Section II.G, hereof) that neither the acceptance during the Forbearance Period by any Lessor of any rent or other payment by any Lessee with respect to any Lease, the continued possession during the Forbearance Period of Leased Property covered by a Lease by the Lessee thereof, nor the performance by a Lessee during the Forbearance Period of any of the obligations set forth in any Lease without objection from the Lessor thereunder, shall constitute a waiver or otherwise prejudice either the contention of the Lessors that such Lease has been terminated or the contention of Guarantor and the Lessees that such Lease has not been terminated and is in full force and effect, but the foregoing reservation shall be null and void after the Effective Date.

            7. In the event this Agreement terminates pursuant to the terms hereof, from and after such termination no party hereto shall have any rights or obligations arising out of or in connection with this Agreement, and no party shall be deemed to have waived any of its rights or been released from any of its obligations with respect to the Leases or the Guaranty or in any way be prejudiced by its execution of, or its performance of any of its obligations under, this Agreement.

3.       REJECTION OF LEASES

         Guarantor and the Lessees shall (i) file the Motion to Assume and Reject within five (5) Business Days of the Filing Date, and (ii) use good faith efforts to obtain entry of the Assumption and Rejection Order on or before the earlier of (y) forty-five (45) days after the Motion Filing Date or (z) the entry of a final DIP Financing Order which provides that the security interest of the lender primes the collateral of one or more of the Lessors under a Security Agreement, unless extended in writing by the Lessors. During the Forbearance Period and from and after the Effective Date, Lessors shall support entry of the Assumption and Rejection Order and shall not oppose entry of the orders filed by Lessees and their Affiliates on the date the Case or Cases are filed with respect to DIP financing, cash collateral arrangements and debtors' cash management, or any orders filed by Lessees and their Affiliates thereafter relating to the same subject matter provided in each case such subsequent orders are not at variance in any material respect that adversely affects Lessors, the Leases, the Facilities covered by the Leases or the rights of the Lessors under the Leases or this Agreement, with the orders sought on the day the Case or Cases are filed copies of which have been provided to Lessors prior to the date of this Agreement. The Motion to Assume and Reject shall seek, among other things, authorization to reject the following Leases:


               LESSOR                    LESSEE                     LEASE DATE

   1. Omega Healthcare Investors, Inc.   SunBridge Healthcare       June 1, 1990
      (successor by merger to Health     Corporation (successor
      Equity Properties, Inc.)           by assignment to Complete
                                         Care, Inc.)

   2. Omega Healthcare Investors, Inc. SunBridge Healthcare February 28, 1997 (with respect to the Facility in Austin, Corporation Texas and the Facility in Mason City, Iowa)


4.       CERTAIN AGREEMENTS REGARDING REJECTED LEASE FACILITIES

   1. BASE RENT WITH RESPECT TO REJECTED LEASE FACILITIES AFTER FILING OF MOTION TO ASSUME AND REJECT.

                  1. Provided that the Motion to Assume and Reject is filed within the period specified in Paragraph II.A. hereof, for the period from and after the date on which the Motion to Assume and Reject is filed through the earlier of (i) the forty-fifth day following the Motion Filing Date and (ii) the Effective Date ("Accrual Period") the Base Rent(as defined in each Rejected Lease) shall with respect to the Rejected Lease Facilities accrue but except as provided in Section IV.A.2. hereof and Section IX hereof shall not be payable ("Accrued Rent").In the event any Accrued Rent shall have been paid by any Lessee on or before the date hereof, upon the Effective Date the amount so paid shall be credited first against any unpaid Base Rent payable with respect to the Rejected Lease Facilities for any period after the expiration of the Accrual Period, if any, and then to the Lessees' Monetary Obligations.

                  2. Upon the Effective Date Lessors shall have waived all claims to the Accrued Rent, but if Lessors exercise their right to terminate this Agreement as provided in Section II.A., Lessors shall retain their claims for payment of the Accrued Rent.

2.       TRANSFER OF THE REJECTED LEASE ASSETS

                  1. On the date upon which Lessees are required to satisfy Lessees' Effective Date Obligations as set forth in Section IX hereof, the Lessee under each Rejected Lease shall relinquish possession of the Rejected Lease Assets to the Transferee under such Rejected Lease, as is and where is, in the condition of the Rejected Lease Assets on the date hereof, without any representations or warranties whatsoever, including without limitation without any representations with respect to title or the condition of title to the Rejected Lease Assets, the condition of the Rejected Lease Assets or the compliance of the Rejected Lease Facilities with applicable laws, regulations or administrative orders, provided that if any Rejected Lease Assets shall be damaged or destroyed between the date hereof and the Effective Date, the Lessee under the applicable Rejected Lease shall undertake such repair and restoration thereof as may be required by the applicable Lease and be reasonably feasible during the time period between the date of such damage or destruction and the Effective Date and shall deliver to the Lessor thereunder such proceeds of insurance as such Lessee shall have received, and assign to Lessor such additional insurance proceeds as Lessee is entitled to receive, with respect to such damage or destruction, minus such portion of such proceeds as may have been paid by such Lessee for repairs and restoration of such damage or destruction.

                 2. On the date upon which Lessees are required to satisfy Lessees' Effective Date Obligations as set forth in Section IX hereof, (i) the Lessee and Lessor under each Rejected Lease shall properly execute and deliver to each other an appropriate instrument in recordable form acknowledging termination of the Rejected Lease and release of the obligations of the Lessee and Lessor thereunder, (ii) the Lessee under each Rejected Lease shall properly execute and deliver to the Lessor thereunder a quitclaim of its interests in and to the Rejected Lease Assets and
                           (iii) the Affiliates of the Lessee under each Rejected Lease shall release any security interest they may have in the Rejected Lease Assets.

3.     ECONOMIC RISK AND REWARD FROM AND AFTER THE EFFECTIVE DATE.

                  The Lessor of each of the Rejected Lease Facilities shall be entitled to all revenues, and shall be liable for all expenses and liabilities, which in each case with respect to such Rejected Lease Facility relate to the period from and after the Effective Date or such earlier date on which the applicable Lessee transfers operational responsibility for such Rejected Lease Facility to the applicable Lessor or Transferee pursuant to the request of such Lessor and the terms of the Operations Transfer Agreement as provided in this Agreement.

4.       INTERIM MANAGEMENT OF REJECTED LEASE FACILITIES.

                  1. At the request of the Lessor of a Rejected Lease Facility, from and after the Effective Date, the Lessee of the Rejected Lease Facility shall manage the Rejected Lease Facility pursuant to an interim management agreement ("Interim Management Agreement") reasonably acceptable to the parties, the term of which shall not exceed six (6) months, provided, however, that if an appeal is taken from the Assumption and Rejection Order, the term of such Interim Management Agreement shall be extended until the earlier of (i) the date on which this Agreement is terminated or (ii) the date on which the Assumption and Rejection Order becomes final and non-appealable. Except as provided in Section IV.D.2. below, the Lessee will be paid a management fee equal to a percentage of the gross revenues of the Rejected Lease Facility (net of any recoupments or charge-backs), which percentage has been agreed upon by the parties to this Agreement. The Lessor shall have the right to terminate the Interim Management Agreement at any time upon five (5) days Notice to Lessee. The Interim Management Agreement shall require that Lessor provide Lessee with all working capital required for the operation of the Rejected Lease Facility, and shall require that the Lessor indemnify, defend, and hold Lessee harmless from any and all claims and expenses accruing with respect to the Rejected Lease Facility after the Effective Date, except for claims arising from willful misconduct or negligence of the Lessee.

                  2. From and after the Effective Date, if an Interim Management Agreement has been entered into, the Lessee under a Rejected Lease Facility at the request of the Lessor thereunder shall transfer operational responsibility for such Facility to the Transferee pursuant to a submanagement agreement ("Submanagement Agreement") with Transferee reasonably acceptable to the parties.
                           The Submanagement Agreement will provide that Transferee will manage and perform all functions relating to the operation of the Rejected Lease Facility, except for those functions which Lessee is required to perform as the licensee of the Rejected Lease Facility. If a Submanagement Agreement is entered into, the management fee payable to Lessee under the Interim Management Agreement shall automatically be changed to One Hundred Dollars ($100.00) per month above the submanagementfee (which submanagement fee will be paid to the Lessee and
                           passed  through to the  Transferee).  Lessor   shall
                           remain responsible for providing all working capital required with respect to the Rejected Lease Facility, and the indemnification given to Lessee under the Interim Management Agreement shall be expanded to include any and all acts and omissions of the Transferee including operation of the Rejected Lease Facility under the Lessee's licenses and provider agreements.

                  3. Any Interim Management Agreement and Submanagement Agreement entered into as set forth above shall automatically terminate upon Transferee obtaining the necessary licenses for the operation of the Rejected Lease Facility, provided that notwithstanding such termination, in accordance with the Operations Transfer Agreement the Lessee of the Rejected Lease Facility shall allow the Lessor or Transferee thereof to operate under the relevant Lessees' Medicare and Medicaid Provider numbers (the "Prior Provider Numbers") until such time as the Lessor or Transferee, in accordance with applicable law, either (i) obtains a Medicare and Medicaid provider number in its own name or (ii) is authorized by the applicable state or federal governmental authority to bill under the Prior Provider Numbers for services rendered by it after the Effective Date, provided that in no event shall such obligation of the Lessee of such Rejected Lease Facility require that such Lessee assume pursuant to Section 365 of the Bankruptcy Code any provider agreement to which such Lessee or any of its Affiliates may be a party.

                  4. Prior to the Effective Date, the Lessee under a Rejected Lease Facility at the request of the Lessor thereunder shall transfer operational responsibility for such Facility to the applicable Lessor or Transferee pursuant to an Operations Transfer Agreement and a management agreement between Lessee and Transferee (the "Transferee Management Agreement") reasonably acceptable to the parties. The Transferee Management Agreement will provide that Transferee will manage and perform all functions relating to the operation of the Rejected Lease Facility, except for those functions which Lessee is required to perform as the licensee of the Rejected Lease Facility. If a Transferee Management Agreement is entered into prior to the Effective Date hereafter, the Lessor shall bear all economic risks of and be entitled to all economic reward from the Rejected Lease Facility, as more particularly set forth in Subsection 4.C. hereof. Without limiting the foregoing, if a Transferee Management Agreement is entered into prior to the Effective Date, thereafter Lessor shall provide Lessee with all working capital required for the operation of the Rejected Lease Facility, and Lessor shall indemnify, defend and hold Lessee harmless from any and all claims and expenses accruing with respect to the Rejected Lease Facility, except for claims arising from willful misconduct or negligence of the Lessee. If a Transferee Management Agreement is entered into, the Lessee shall permit the Lessor to make all decisions required of the Lessee under the Transferee Management Agreement, except for those decisions which Lessee is required to make as the licensee of the Rejected Lease Facility. If from or after the Effective Date Lessor and Lessee enter into an Interim Management Agreement pursuant to Subsection 4.D.1., any Transferee Management Agreement shall automatically become a Submanagement Agreement governed by Subsections 4.D.2. and 4.D.3.


5. COOPERATION WITH RESPECT TO OPERATIONS BETWEEN LESSOR AND LESSEE PRIOR TO EFFECTIVE DATE

               Commencing with the execution of this Agreement, the Lessee, Lessor and Transferee (when identified) of a Rejected Lease Facility shall work cooperatively with each other to design and implement a program

      1. to insure patients and employees that the rejection of the Rejected Lease and the resulting change in management will not adversely affect them,

      2.       to encourage all patients to remain patients of the Facility, and

      3. to encourage all employees of such Facility (whether employed by the Lessee or employed under a contract with an Affiliate of the Lessee) to remain employees of the Facility.

               Notwithstanding the foregoing, Lessee shall have no liability to Lessor or Transferee if patients or employees leave or operation of the Facility is otherwise adversely affected by the Case or Cases.

6.       OPERATIONS TRANSFER AGREEMENT

                  On the Effective Date or such earlier date upon which the Lessor of a Rejected Lease Facility requests that the Lessee thereunder turn over operational responsibility for such Facility to a Transferee, such Lessee and Transferee shall enter into an Operations Transfer Agreement. With the support of Lessors, Guarantor and Lessees shall use good faith efforts to obtain timely approval of the Bankruptcy Court with respect to any provisions of the Operations Transfer Agreement as to which such approval is required.

7.       TRADE NAMES

                  The Lessee under a Rejected Lease shall be deemed to have assigned to the Lessor under such Rejected Lease the exclusive right to use without objection from any Affiliate of such Lessee the Rejected Lease Facility or Facilities' Trade Name or Trade Names, excluding the names "Sun" or "Mediplex" or any derivatives or variations thereof, in perpetuity in the markets in which such Rejected Lease Facility or Facilities are located, but without any representation that any Lessor shall have the right to use any such Trade Name or Trade Names, and no Lessee shall use such Rejected Lease Facility or Facility Trade Names in any business that competes with such Facility or Facilities.

8.       HIGHLAND HILLS (FOUR SEASONS NURSING CENTER)

                  Guarantor and Lessees agree that any and all fines, penalties as of the date hereof and any interest that may be due thereon with respect to the Manor Care Lease applicable to the Four Seasons Nursing Center at Austin, Texas (a/k/a "Highland Hills"), shall be paid as and when due.


5.  SUN LEASES

      1.    INDUCEMENT FOR OMEGA CONSENTING TO ASSUMPTION OF LEASES

                  Lessees and Guarantor agree and acknowledge that the willingness of the Lessors to consent to the assumption of the Sun Leases and to waive their position that all of the Leases have been terminated is specifically conditioned upon their agreement, and the finding of the Bankruptcy Court in the Assumption and Rejection Order, that, except as provided in
                  Section XI and Section XII hereof, a default by one or more of the Lessees under any of the Sun Leases which is not cured after any required notice and within any applicable cure period shall, at Lessors' option, be an Event of Default under each of the Sun Leases, and that the Sun Leases (i) constitute true and bona fide leases, (ii) are each part of and subject to one of the four (4) Master Leases, i.e., the Sun Liberty Master Lease, Sun Qualicorp Lease, Sun Delta I Master Lease, and Sun Delta II Master Lease, (iii) are collectively integrated and cross-defaulted pursuant to provisions therein specifically found to be enforceable and (iv) on and after the Effective Date the Sun Leases will collectively be integrated and the cross-default provisions contained therein will be enforceable.

2.       ASSUMPTION OF LEASES

                  The Motion to Assume and Reject shall seek, among other things, authorization to assume the Sun Leases. On the date upon which Lessees are required to satisfy Lessees' Effective Date Obligations as set forth in Section IX hereof, Lessors and Lessees shall execute appropriate instruments in form reasonably acceptable to the parties pursuant to which Lessees assume the Sun Leases and Lessors acknowledge such assumption.

3.       LEASE AMENDMENTS

    1.    INTEGRATION OF ASSUMED MANOR CARE LEASES AND QUALICORP LEASE

                           The Assumption and Rejection Order shall provide that as of the Effective Date the Leased Property under the Assumed Manor Care Leases shall be integrated into and become subject to the Sun Qualicorp Lease, provided, however, that the options to purchase contained in the Assumed Manor Care Leases shall continue in full force and effect, and any and all obligations and liabilities of the Lessee under the Assumed Manor Care Leases shall become obligations and liabilities of such Lessee under the Sun Qualicorp Lease.


2.      ADDITION OF FEBRUARY/MARCH 1997 LEASES TO DELTA I MASTER LEASE AGREEMENT

                           The Assumption and Rejection Order shall provide that as of the Effective Date the February/March 1997 Leases, amended as set forth below, shall become subject to the Sun Delta I Master Lease.

3.       AMENDMENTS TO SPECIFIC LEASES

                           Upon the assumption thereof, pursuant to the Assumption and Rejection Order the following Leases shall be amended as hereinafter set forth as of the Effective Date:

    1.   FEBRUARY/MARCH 1997 LEASES

      (1)Each of the February/March 1997 Leases shall be amended as follows:

         (1) The definition of "Related Leases" shall be changed to include all of the Amended Delta I Facility Leases;

         (2) The renewal options shall be changed to be the same as the renewal options under the Original Delta I Facility Leases;

         (3) The   Standard   Terms  and  Conditions   shall  be  the
             Standard      Terms     and   Conditions  of the Original
             Delta  I  Facility  Leases, subject to Section V.B.3.d.  hereof.

     2.       DELTA I MASTER LEASE AGREEMENT AND DELTA II MASTER LEASE AGREEMENT

                                    The Delta I Master Lease  Agreement shall be
                                    amended   to  include   the   February/March
                                    Leases,  as  amended,   as  Facility  Leases
                                    thereunder,  and the  Delta I  Master  Lease
                                    Agreement  and the  Delta  II  Master  Lease
                                    Agreement  shall be amended  to  incorporate
                                    the Sun Delta I Master  Lease  Minimum  Rent
                                    Increase  and the Sun Delta II Master  Lease
                                    Minimum   Rent    Increase,    respectively,
                                    thereunder.

3.       LIBERTY LEASES

The Liberty Leases shall be amended to incorporate the Sun Liberty Leases Minimum Rent Increase.

4.       QUALICORP LEASE

The  Qualicorp  Lease  shall be  amended  as follows:

(1) The Leased Property under the Assumed Manor Care Leases shall become subject to the Sun Qualicorp Lease;

(2) From and after the Effective Date, the Base Rent shall be the sum of the Base Rent payable under the Qualicorp Lease prior to amendment and the Base Rent Allocable to the Assumed Manor Care Leases.

5.       ADDITIONAL AMENDMENTS

 The Sun Leases shall be further amended as may reasonably be required in order to correct and confirm inter-document, intra-document and exhibit references and conform definitions of terms used in such Sun Leases in order to carry out the intent of this Agreement.

6.       GUARANTY; ACCOUNTS RECEIVABLE

  1. Guarantor and Lessees shall use good faith efforts to seek the restructuring of Lessees as part of the plan of reorganization of the Lessees and Guarantor in the Case or Cases, such that:

     1. The Facilities covered by the Sun Leases are leased to one or more entities ("Sun Leases Subsidiaries") whose only business is leasing and operating such Facilities, the terms and conditions of such lease or leases with respect to each Facility to be the same as the terms and conditions of the Sun Lease applicable to such Facility;

     2. The Sun Leases Subsidiaries are owned by one or more single-purpose entities which own only the Sun Leases Subsidiaries (each such entity a "Parent");

     3. The Parent will execute a guaranty of payment and performance with respect to such lease or all such leases (and if more than one Parent, the Parents will execute a joint and several guaranty of payment and performance with respect to all such Leases) the terms and conditions of which in all material respects shall be the same as the terms and conditions of the Guaranty, except that it shall
                           (i) exclude the Rejected Leases, and (ii) require compliance with the financial covenants imposed by the principal working capital lenders upon the ultimate parent of Lessees upon the effective date of the plan of reorganization with respect to the Case or Cases, as the same may be amended, modified or restated from time to time during the term of such guaranty, provided, however, that in the event that during the term of the guaranty there are no such covenants, Guarantor and Lessees shall in good faith negotiate reasonable financial covenants applicable to the Guarantor that shall provide reasonable assurance to the Lessors that the financial condition of Guarantor shall be adequate to enable it to perform its obligations under the guaranty; and

     4. Upon completion of the restructuring described in this Section VI.A., the Guaranty shall be released.

2. If approval of the restructuring described in Section VI.A is denied by any regulatory agency or agencies with respect to a Sun Lease Facility or Sun Lease Facilities over which it has jurisdiction ("Denied Facilities"), then such restructuring shall be completed as required herein with respect to all Lessees under the Sun Leases, and all Sun Lease Facilities as to which such denial of approval is inapplicable, and the Guaranty shall be reinstated with respect to the Sun Leases covering the Denied Facilities pursuant to the plan of reorganization applicable to Guarantor.

3. If Guarantor and Lessees determine in good faith that the restructuring described in Section VI.A shall not be part of the plan of reorganization of Guarantor and Lessees, then Guarantor and Lessees agree that the Guaranty shall be reinstated with respect to all of the Sun Leases and amended to require compliance with the financial covenants imposed by the principal working capital lenders upon the ultimate parent of Lessees upon the effective date of the plan of reorganization with respect to the Case or Cases as such covenants may be amended, modified or restated from time to time during the term of such guaranty, and in the event there are no such covenants, to provide that Guarantor and Lessees shall in good faith negotiate reasonable financial covenants applicable to the Guarantor that shall provide reasonable assurance to the Lessors that the financial condition of Guarantor shall be adequate to enable it to perform its obligations under the Guaranty.

4. In any event, Guarantor and Lessees agree that unless the Guarantor under the reinstated Guaranty is the ultimate parent of all of the Lessees under the Sun Leases, if at any time after the effective date of the plan of reorganization applicable to a Lessee under a Sun Lease, but only during the Term of such Sun Lease, such Lessee shall grant a security interest in the accounts receivable of the Facility or Facilities covered by such Sun Lease to any party other than the Lessor under such Sun Lease ("Third Party A/R Lien"), such Lessee shall at such time also use good faith efforts to grant the Lessor under such Sun Lease a security interest in the accounts receivable of such Facility or Facilities, provided, however, that the security interest granted to such Lessor shall be subordinate to such Third Party A/R Lien and be subject to such subordination and intercreditor agreements as the holder of such Third Party A/R Lien may in its sole discretion require.

5. For purposes of this Section VI, the obligations imposed on Lessees to act in "good faith" or to use "good faith efforts" shall not require the Lessees to take any action or position that they determine in their reasonable judgment would adversely affect (i) a restructuring by the Guarantor, the Lessees or any of their Affiliates, or (ii) the ability of Guarantor, the Lessees or any of their Affiliates to effectuate such a restructuring, in the Case or Cases.

7.       SECURITY AGREEMENTS

         On the date on which Lessees are required to satisfy Lessees' Effective Date Obligations as set forth in Section IX hereof, (i) Lessors and Lessees shall execute and deliver such amendments to the Security Agreements and financing statements related thereto as may be appropriate as a consequence of the lease amendments to be executed pursuant to Section V hereof and the change of name of SunRise Healthcare Corporation to SunBridge Healthcare Corporation, and (ii) the Lessor under the Sun Manor Care Leases shall execute and deliver a UCC termination statement releasing the Lessor's security interest in accounts receivable under the Sun Manor Care Leases.

8.       SECURITY DEPOSITS

         1. Complete Care Lease. The Lessor under the Complete Care Lease currently holds a Letter of Credit in the amount of One Hundred Sixty Two Thousand Dollars ($162,000.00) (the "Complete Care Letter of Credit") as security for the performance of the obligations of the Lessees under the Complete Care Lease (the "Complete Care Lessees"). Upon the earlier to occur of (i) any event which entitles the Complete Care Lessor to draw upon the Complete Care Letter of Credit under the Complete Care Lease (other than the Bankruptcy Related Events (as defined in Section XI hereof)or an Event of Default arising out of a default under the Complete Care Lease that occurred prior to the date of this Agreement), (ii) the Effective Date, or (iii) the entry of any other order by the Bankruptcy Court authorizing rejection of the Complete Care Lease, the Complete Care Lessor shall be entitled to draw upon the Complete Care Letter of Credit, and shall be entitled to retain the entire proceeds thereof.

         2.       Delta I Master Lease

               1. Delta I currently holds no security deposit with respect to the Delta I Master Lease; following the entry of the Assumption and Rejection Order, no security deposit shall be required with respect to the Original Delta I Facility Leases, except if and to the extent required under the terms of those Leases.

               2. Delta I currently holds Letters of Credit totaling Six Hundred Sixty Nine Thousand Three Hundred Seventy Five Dollars ($669,375.00) (the "February /March 1997 Letters of Credit") pursuant to the Delta I Letter of Credit Agreement. These Letters of Credit relate to the February/March 1997 Leases which are being incorporated into the Sun Delta I Master Lease. Following the Effective Date, Delta I shall continue to hold the February/March 1997 Letters of Credit in accordance with the terms of the Delta I Letter of Credit Agreement.

3.       Delta II Master Lease.

                  Delta II currently holds no security deposit with respect to the Delta II Master Lease; following the entry of the Assumption and Rejection Order, no security deposit shall be required with respect to the Sun Delta II Facility Leases, except if and to the extent required under the terms of those Leases.

4.       Liberty Leases.

                  The Lessors under the Liberty Leases (the "Liberty Lessors") currently hold cash security deposits (the "Liberty Cash
                  Deposits") pursuant to the terms of the Cash Deposit Agreements identified on Exhibit B (the "Liberty Cash Deposit Agreements") in the amount of Six Hundred Four Thousand Five Hundred Forty Six and 15/100 Dollars ( $604,546.15). The Liberty Cash Deposit Agreements require a total deposit of Six Hundred Seventy Four Thousand One Hundred Seventy Three Dollars ($674,173.00), and on the Effective Date, the Liberty Cash Deposit shall be restored to the required amount by the Lessees under the Liberty Leases. Thereafter, the Liberty Lessors shall continue to hold the Liberty Cash Deposit in accordance with the Liberty Cash Deposit Agreements.

5.       Manor Care Leases.

                  The Lessors under the Manor Care Leases (the "Manor Care Lessors") currently hold a Letter of Credit in the amount of Four Hundred Sixty Four Thousand Six Hundred Seventy Five Dollars ($464,675.00) (the "Manor Care Letter of Credit") as security for the performance of the obligations of the Lessees under the Manor Care Leases (the "Manor Care Lessees"). Upon the earlier to occur of (i) any event which entitles the Manor Care Lessors to draw upon the Manor Care Letter of Credit under the existing Security Agreements (other than the Bankruptcy Related Events (as defined in Section XI hereof) or an Event of Default arising out of a default under the Manor Care Leases that occurred prior to the date of this Agreement), (ii) the Effective Date, or (iii) the entry of any other Order by the Bankruptcy Court authorizing the rejection of one or more of the Manor Care Leases, the Manor Care Lessors shall be entitled to draw upon the Manor Care Letter of Credit, and shall be entitled to retain the entire proceeds thereof. The Manor Care Lessees shall not be obligated to make any new security deposit in connection with the Assumed Manor Care Leases.

6.       Qualicorp Lease.

                  The Lessors under the Qualicorp Lease currently hold a Letter of Credit in the amount of One Million Four Hundred Forty Three Thousand Seven Hundred Fifty Dollars ($1,443,750.00) (the "Qualicorp Letter of Credit") pursuant to the Qualicorp Letter of Credit Agreement. The Qualicorp Lessors shall continue to hold the Qualicorp Letter of Credit in accordance with the terms of the Qualicorp Letter of Credit Agreement.

         Lessors acknowledge and agree that the amounts received pursuant to Paragraphs VIII(A) and (E) above and the relinquishment of the Rejected Lease Assets as provided herein are the only damages Lessors will be entitled to receive as a result of the rejection of the Rejected Leases if the Effective Date shall have occurred.

9.       SATISFACTION OF LESSEES' EFFECTIVE DATE OBLIGATIONS; STAY

          1.       ENTRY OF ASSUMPTION AND REJECTION ORDER WITHOUT STAY

                  If (i) the Assumption and Rejection Order is entered prior to Lessor's termination of the Forbearance Agreement pursuant to Sections II.A. 1 or Section II.A.2 hereof, and (ii) implementation of the Assumption and Rejection Order is not stayed by an appeal from the Assumption and Rejection Order or a motion to reconsider entry of the Assumption and Rejection Order, then Lessees shall satisfy Lessees' Effective Date Obligations on the second Business Day following the tenth
                  (10th) day after the date on which the Assumption and Rejection Order is entered or such earlier date on which the parties may agree in writing, notwithstanding that an appeal of the Assumption and Rejection Order or a motion to reconsider the same may have been filed.

          2.       EFFECT OF STAY

                1. If (i) the Assumption and Rejection Order is entered prior to Lessor's termination of the Forbearance
                           Agreement pursuant to Sections II.A. 1 or Section II.A.2 hereof and (ii) implementation of the Assumption and Rejection Order is stayed upon appeal of the Assumption and Rejection Order or the filing of a motion to reconsider entry of the Assumption and Rejection Order ("Stay"):

                      1. Any party to this Agreement may by Notice to the other parties to this Agreement given on or before the tenth (10th) day after the effective date of the Stay ("10 Day Period") terminate this Agreement, effective upon the giving of such Notice;

                      2. If this Agreement is not terminated within the 10 Day Period pursuant to Section IX.B.1.a. above, and if the Stay is not lifted on or before the one hundred and twentieth (120th) day after the effective date of the Stay ("120 Day Period"), then any party to this Agreement may by Notice to the other parties to this Agreement given within ten (10) days after the expiration of the 120 Day Period (the "Second 10 Day Period") terminate this Agreement, effective upon the giving of such Notice;

                      3. If this Agreement is not terminated within the 10 Day Period or the Second 10 Day Period pursuant to Section IX.B.1.a or
                                    Section IX.B.1.b. above, respectively,  then
                                    any party to this Agreement may by Notice to
                                    all   other   parties   to  this   Agreement
                                    terminate this Agreement (effective upon the giving of such Notice) if

                           (1) the District Court which considered the appeal remands the proceeding back to the Bankruptcy Court for further non-ministerial proceedings
                                            or  vacates   the   Assumption   and
                                            Rejection Order, or

                           (2) the District Court denies the appeal, the District Court's ruling is appealed to the Appellate Court for the Third Circuit and a stay is entered with respect to that appeal;

                     4. If this Agreement is not terminated within the 10 Day Period or the Second 10 Day Period pursuant to Section IX.B.1.a or
                                    Section IX.B.1.b.  above,  respectively,  or
                                    pursuant to Section IX.B.1.C. above:

                           (1) This Agreement shall terminate at the option of Lessors, effective upon the giving of Notice to all other parties, if

                                    (1)      The Stay is lifted,  and  Lessees
                                             fail to satisfy  Lessees' Effective
                                             Date  Obligations  within the time
                                             and as required by Section IX.B.2.,
                                             hereof;

                                    (2)             Guarantor    and    Lessees
                                                     propose or support any plan
                                                     of reorganization  which if
                                                     confirmed would (a) require
                                                     rejection of any of the Sun
                                                     Leases  or  (b)  materially
                                                     and  adversely  affect  (i)
                                                     any   of   the   Facilities
                                                     leased under the Sun Leases
                                                     or (ii)  the  ability  of a
                                                     Lessee under a Sun Lease to
                                                     perform   its   obligations
                                                     under such Lease;

                                    (3)              Any Facility covered by a
                                                     Sun Lease suffers (i) loss
                                                     of licensure or (ii)
                                                     decertification  from
                                                     participation in the
                                                     Medicare and/or Medicaid
                                                     programs.

                         (2) Without the termination of the Agreement, the obligation of a Lessor to forbear, as set forth in Section II hereof, shall terminate at the option of Lessors, effective upon the giving of Notice to all other parties:

                                     (1)       With  respect to any  Facility
                                               covered by a Sun Lease to which
                                               such Lessor is a party as to
                                               which any  Regulatory  Agency (as
                                               defined in Section  XII hereof)
                                               sets forth in writing a failure
                                               of such  Facility or  the  Lessee
                                               thereof  to  comply  with  an
                                               applicable   law,   regulation or
                                               administrative order with respect
                                               to  which  the scope and severity
                                               of the potential  penalty  for
                                               such  non-compliance  is  one or
                                               more  of  (i)  loss of licensure,
                                               (ii)  decertification  of  the
                                               Facility  from  participation  in
                                               the Medicare and/or Medicaid
                                               programs,  (iii)  appointment of
                                               a temporary  manager or (iv)
                                               denial of payment for new
                                               admissions  (such Facility a
                                               "Threatened  Facility" and such
                                               failure a "Regulatory  Failure"),
                                               and the  Lessee of the Threatened
                                               Facility fails to cure the
                                               Regulatory  Failure within the
                                               period of time required by such
                                               Regulatory  Agency or, if longer,
                                               the period of time set forth in
                                               a Plan of Correction accepted by
                                               such Regulatory Agency, and

                                      (2)      With  respect to the Sun Lease
                                               under  which the  Threatened
                                               Facility  is  leased,  but only
                                               as to the  Threatened  Facility,
                                               provided,  however,  that
                                               notwithstanding the termination
                                               of such forbearance,  no Event of
                                               Default under such Sun Lease that
                                               exists  because  of, or arises or
                                               may arise out of, the  Regulatory
                                               Failure shall constitute an Event
                                               of Default with respect to any
                                               other Facility under such Sun
                                               Lease or under any other Sun
                                               Lease.

           2. If a Stay is issued and this Agreement is not terminated pursuant to Section IX.B.I, the date on or before which Lessees shall satisfy Lessees' Effective Date Obligations shall be the second Business Day following the date on which the Stay is lifted. For purposes of this Section IX, if a Stay is issued and lifted, and a new Stay is issued on or prior to the earlier of the (i) Effective Date, or (ii) the second Business Day after the day on which the original Stay is lifted, a Stay shall be deemed to have been continuously in effect.

           3. Notwithstanding the provisions of Section IV.A, if a Stay is issued and this Agreement is not terminated pursuant to Section IX.B.1, Base Rent with respect to the Rejected Lease Facilities for the period from and after the end of the Accrual Period through the earlier of (i) the termination of this Agreement or
                           (ii) the Effective Date shall be payable, as and when due according to the terms of such Rejected Leases, at the rate of fifty percent (50%) of the Base Rent with respect to the Rejected Lease Facilities, and the remaining fifty percent (50%) of such Base Rent shall be waived by the Lessors of such Rejected Leases for such period.

3. Guarantor and Lessees shall (i) oppose any motion to reconsider the Assumption and Rejection Order and (ii) seek affirmation of the Assumption and Rejection Order upon any appeal thereof.

10.      RIGHT OF FIRST OFFER


         Provided that (1) the Sun Leases are assumed pursuant to a final and non-appealable Assumption and Rejection Order, (2) a plan of reorganization is confirmed with respect to each of the Lessees and Guarantor and (3) no uncured material Event of Default exists under the applicable Sun Lease (s), the Lessees of the Sun Leases shall have a right of first offer on the following terms and conditions:

      1. In the event any Lessor or Lessors (such Lessor, or collectively, such Lessors "Seller") shall wish to sell a Facility or Facilities then subject to an Sun Lease or Sun Leases ("Designated Assets") at any time during the Fixed Term of such Sun Lease, it shall first in writing offer to enter into negotiations for such sale with the Lessee or Lessees thereof or any Affiliate of such Lessee or Lessees ("Seller's Notice"). If such Lessee or Lessees or an Affiliate thereof ("Buyer") shall within ten (10) days from receipt of Seller's Notice give Seller Notice (as defined in the applicable Lease)("Buyer's Notice") that it wishes to enter into good faith negotiations for the purchase of the Designated Assets ("Notice of Interest") within the specified time period, Seller and Buyer shall enter into good faith negotiations for a period of thirty (30) days from Lessor's receipt of the Notice of Interest ("Negotiation Period") for the sale and purchase of the Designated Assets. If during the Negotiation Period a written agreement with respect to the purchase and sale of the Designated Assets ("Purchase Agreement") is executed by Seller and Buyer, Seller shall sell and Buyer shall purchase the Designated Assets on the terms and conditions set forth in the Purchase Agreement. If (i) a Notice of Interest is not given as set forth above, for a period of one (1) year after the expiration of the time within which a Notice of Interest was required to be given, or (ii) a Notice of Interest is given but Seller and Buyer do not execute a Purchase Agreement during the Negotiation Period, for a period of one (1) year from the expiration of the Negotiation Period, if Seller in its sole discretion continues to desire to sell the Designated Assets, Seller shall be free to sell the Designated Assets to any third party for a Cash Price that is not less than ninety eight percent (98%) of a Cash Price offered unconditionally by written notice to Seller by Buyer during the Negotiation Period, free from any claim of any right to purchase the Designated Assets by Buyer, Guarantor or any Affiliate of Buyer or Guarantor. For purposes of the preceding sentence, a "Cash Price" shall be the amount to be received by Seller in cash or equivalent upon the closing of the sale net of prorations and expenses to be borne by Seller. If the Designated Assets are not sold within such one (1) year period, before entering into negotiations with any third party for the sale of the Designated Assets Seller shall first offer to enter into negotiations for the sale thereof to Buyer pursuant to the process described above. Any sale to a third party shall be subject to the leasehold rights of the applicable Lessee(s).

       2. The foregoing right of first offer is not assignable by the Lessee to which it is given hereunder except to an Affiliate of such Lessee.

      3. The foregoing right of first offer shall simultaneously and automatically terminate as to any Sun Lease with respect to which the right of first offer would otherwise be applicable, upon termination of such Sun Lease, and the foregoing right of first offer shall not under any circumstances be extended, modified or in any way altered except by a writing executed by the Lessor of the Sun Lease to which such right applies.

11.      RELEASES AND WAIVERS

      1. Upon the Effective Date, Guarantor and each Lessee does for itself and its successors and assigns forever release and discharge each Lessor and its current and former officers, directors, partners, shareholders, attorneys, agents, parents, Affiliates, employees, successors and assigns from any and all actions, causes of action, claims, debts, demands, duties, expenses, judgments, liabilities and obligations whatever, whether known or unknown, which the releasing party has, has had or may have against any or all Lessors and the above described persons and entities, whether presently known or unknown, whether from contract or tort, from the beginning of time to the Effective Date, arising out of or connected with, directly or indirectly, any of the Leases.

       2. Except for the Lessees' Monetary Obligations, Lessors acknowledge and agree that the Lessees have paid Lessors all Base Rent, Minimum Rent and other monetary amounts owing to Lessors under the Leases through the date hereof. Upon the Effective Date, other than with respect to amounts owing under the Rejected Leases which shall be handled as set forth in Section IV hereof and amounts owing for the period between the date of this Agreement and the Effective
                  Date under the Leases that pursuant to Section V hereof are to be assumed, each Lessor for itself and its successors and assigns shall forever release and discharge each Lessee and Guarantor and their current and former officers, directors, partners, shareholders, attorneys, agents, parents, Affiliates, employees, successors and assigns, from any and all actions, claims, debts, demands, duties, expenses, judgments, liabilities and obligations whatever,whether known or unknown, whether from contract or tort, from the beginning of time to the Effective Date, arising out of or connected with, directly or indirectly, any of the Leases or the Guaranty, including without limitation amounts owing under the Leases by Lessees to Lessors through the Effective Date, provided, however, that except as provided in Section XII hereof, the foregoing release of each Lessee and Guarantor with respect to non-monetary obligations shall apply only to non-monetary obligations of the Lessees under the Leases on or before the date of this Agreement, and as to non-monetary defaults that are subject to the provisions of Section XII hereof there is no release. In addition, upon the Effective Date, Lessors shall have waived (i) their claims that all of the Leases, other than the Complete Care Leases (as to which no claim of termination has been made by the applicable Lessor), have been terminated (and shall have withdrawn all issued notices of termination with respect to the Leases),
                  (ii)any and all damage claims relative to the Rejected Leases,
                  (iii) any and all liens against the accounts receivable related to the Facilities governed by the Sun Leases or Rejected Leases and (iv), notwithstanding any provision of any Lease to the contrary, the right to claim that any of the following conditions concerning, actions taken by or against, or transactions entered into by, any Lessee, Guarantor or Affiliate thereof that exist or occur during the Cases or pursuant to a plan of reorganization in the Cases requires the consent of any Lessor, or constitutes, or gives rise to, a default or an Event of Default under any of the Leases:
                  (a) the insolvency or financial condition of any of the foregoing, the commencement of a case under Title 11, United States Code, the appointment of or taking possession by a trustee, custodian or receiver, or any other act of insolvency, (b) the liquidation, dissolution, merger, consolidation or sale of substantially all assets, or the beginning of any process related thereto, (c) the assignment, pledge or encumbrance of any property, (d) the sale, pledge, hypothecation or transfer of any stock, (e) the acceleration of any obligation for borrowed money as a result of the commencement of any case under Title 11, United States Code,
                  (f) the entry into any financing transaction, including without limitation exit financing under any plan of reorganization or debtor in possession financing or (g) any restructuring, whether pursuant to a plan of reorganization or otherwise, of the corporate or capital structure, or ownership, of such entities, including without limitation transfers of ownership of the stock or assets of any of the foregoing (as to such matters in clause (iv), "Bankruptcy Related Events").

12.      PHYSICAL PLANT REQUIREMENTS

        1. As used in this Section, the following terms shall mean as follows:

                  Actual Knowledge: The actual knowledge of the administrator of the Facility in question or, if at the applicable time there is no administrator of such Facility, the person then acting in such capacity.

                  Citation: Any physical plant deficiency set forth in writing with respect to any Facility by any Regulatory Agency with respect to which the scope and severity of the potential penalty for such deficiency is one or more of the following: loss of licensure, decertification of the Facility from participation in the Medicare and/or Medicaid programs, appointment of a temporary manager or denial of payment for new admissions, provided the Lessee of such Facility has Actual Knowledge thereof.

                  Pendency of the Case: With respect to each Case, the period beginning on the date hereof and continuing through the earliest of (i) any party obtaining a post-confirmation judgment against the Lessee or Lessees to which such Case pertains; (ii) the "Effective Date" as defined in the confirmed plan of reorganization with respect to such Case; (iii) dismissal of such Case; and (iv) conversion of such Case to a Chapter 7.

                  Physical Plant Abeyance Period:    The  Forbearance  Period,
or if the Assumption and Rejection Order is entered, with respect to each Case, the Pendency of the Case.

                  Physical Plant Requirements: All obligations of Lessees under the Sun Leases relating to the maintenance, repair and improvement of the Facilities covered thereby.

                  Regulatory Agency: Any governmental body or agency, or Medicare intermediary, having regulatory oversight over a Facility or a Lessee.

                  Tier A Improvements: The physical plant improvements set forth on attached Exhibit G.

        2. The obligations imposed on the Lessee in each Sun Lease relating to Physical Plant Requirements shall continue in full force and effect throughout the Pendency of the Case with respect to the Lessee thereunder.

        3. Notwithstanding any provisions to the contrary in the Sun Leases, the Lessees under the Sun Leases shall make the Tier A improvements within six (6) months from the Effective Date, subject to delays beyond the reasonable control of such Lessees.

        4. During the Physical Plant Abeyance Period, notwithstanding any provisions of any Sun Lease to the contrary, the rights of the Lessors of the Sun Leases with respect to the following matters shall be as follows:

            1. In the event any Facility covered by a Sun Lease has prior to the date hereof received, or shall during the period from the date hereof to the Effective Date receive, a Citation, the obligations imposed on the
                           Lessee in each Sun Lease relating thereto shall continue in full force and effect throughout the
                           Pendency of the Case with respect to the Lessee thereunder, but the Lessor's rights during the Pendency of the Case in the event of a breach thereof shall be subject to the limitations set forth in
                           Section XI.D.3

            2. In the event that any Facility covered by a Sun Lease shall receive a Citation with respect to such Facility during the Pendency of the Case but after the Effective Date, the failure of the Lessee under such Sun Lease to cure the condition that is the subject of the Citation within the period of time required by the issuer of the Citation or, if longer, the period of time set forth in a Plan of Correction accepted by the issuer of the Citation, shall constitute an Event of Default under such Sun Lease, and in the event such Event of Default is not cured within thirty (30) days following Notice of such Event of Default from the Lessor under such Sun Lease to the Lessee thereunder, the Lessor thereunder shall have the right to terminate such Sun Lease with respect to the cited Facility, which right shall be exercisable upon ten (10) days' prior Notice to such Lessee, provided, however, that an Event of Default described in this Section XI.D.2. shall not constitute an Event of Default with respect to any other Facility under such Sun Lease or under any other Sun Lease.

             3. In the event that any Facility covered by a Sun Lease shall receive a Citation during the Pendency of the Case and prior to the Effective Date, the Lessor under such Sun Lease shall not have the right to (Y) declare an Event of Default with respect to such default, or (Z) take any other action with respect to terminating the Lease as a consequence of such default until the expiration of the Physical Plant Abeyance Period, provided, however, that nothing herein contained shall prevent or restrict a Lessor from seeking an order of the Bankruptcy Court compelling Lessee to cure the condition that is the subject of the Citation with respect to any such default within the period of time required by the issuer of the Citation or, if longer, the period of time set forth in a Plan of Correction accepted by the issuer of the Citation

         5.       Upon expiration of the Physical Plant Abeyance  Period,  if
                  (i) a default with respect to a Physical Plant Requirement shall exist or thereafter occur, (ii) Notice of such default is given to the applicable Lessee after expiration of the Physical Plant Abeyance Period and (iii) such default is not cured within the applicable cure period provided in such Sun Lease (which cure period shall run from the date of the Notice given after the expiration of the Physical
                  Plan Abeyance Period whether or not a Notice of default has been given to such Lessee prior to the expiration of the Physical Plant Abeyance Period), the Lessor under the Lease as to which such default exists shall have the right to declare the same to be an Event of Default thereunder, and upon such declaration such Lessor and the Lessors of all other Sun Leases shall have the rights and remedies provided in the Sun Leases and by law with respect to such Event of Default.

13.      NOTICES

         All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given upon confirmed receipt or refusal of receipt if sent by certified mail, return receipt requested, postage prepaid, overnight delivery or facsimile transmission, with proper address as indicated below. Any of the parties hereto may, by written notice given to each of the other parties, designate any address or addresses to which notices, certificates or other communications shall be sent when required as contemplated by this Agreement. Until otherwise provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:



         (a)      if to Guarantor and Lessees:
                                 Sun Healthcare Group, Inc.
                                 101 Sun Avenue NE
                                 Albuquerque, NM 87109
                                 Attn: President
                                 Telephone No.: (505) 798-5607
                                 Facsimile No.: (505) 798-6635


         With copy to:           Sun Healthcare Group, Inc.
                                 101 Sun Avenue NE
                                 Albuquerque, NM 87109
                                 Attn: General Counsel and Matthew Patrick
                                 Telephone No.: (505) 798-5607
                                 Facsimile No.: (505) 798-6635

         And a copy to:          The Nathanson Group PLLC
         (which shall not        1411 Fourth Avenue, Suite 905
         constitute notice):     Seattle, WA 98101
                                 Attn: Randi S. Nathanson
                                 Telephone No.: (206) 623-6239
                                 Facsimile No.: (206) 623-1738


         (b)      If to Lessors:
                                 Omega Healthcare Investors, Inc.
                                 900 Victors Way, Suite 350
                                 Ann Arbor, Michigan 48108
                                 Attn: F. Scott Kellman and Susan Allene Kovach Telephone No.: (734) 887-0200
                                 Facsimile No.:  (734) 887-0201

         With copy to            Dykema Gossett PLLC
         (which shall not        1577 North Woodward Avenue, Suite 300
         constitute notice):     Bloomfield Hills, Michigan 48304
                                 Attn:  Fred J. Fechheimer
                                 Telephone No.:  (248) 203-0743
                                 Facsimile No.:  (248) 203-0763

         And copy to
         (which shall not
         constitute notice):     Greenberg Traurig
                                 227 W. Monroe
                                 Suite 3500
                                 Chicago, IL       60606
                                 Attn:    Keith J. Shapiro
                                 Telephone No.:  (312) 456-8405
                                 Facsimile No.:    (312) 456-8435

14.      INTENTIONALLY DELETED

15.      MISCELLANEOUS

       1. Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting this Agreement. Except as elsewhere expressly provided to the contrary herein, this Agreement supersedes any and all previous negotiations, arrangements, representations, agreements and understandings, if any, between Lessors, Guarantor and Lessees with respect to the subject matter of this Agreement.

       2. Amendments in Writing. No provision of this Agreement may be amended except by an agreement in writing signed by Lessors, Guarantor and Lessees.

      3. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered an original when each party has executed and delivered to the other one or more copies of this Agreement.

      4. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, except as to matters which, under applicable procedural conflicts of laws rules require the application of laws of another state.



                                                        SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the __ day of October, 1999.


                                           DELTA INVESTORS I, LLC

                                           By:  OMEGA HEALTHCARE INVESTORS, INC.
                                                Its Sole Member




                                           By:     /s/ F. SCOTT KELLMAN
                                                  ----------------------------
                                                   F. Scott Kellman
                                            Its:   Chief Operating Officer


                                           DELTA INVESTORS II, LLC

                                           By:  OMEGA HEALTHCARE INVESTORS, INC.
                                                Its Sole Member




                                           By:    /s/ F. SCOTT KELLMAN
                                                  -----------------------------
                                                     F. Scott Kellman
                                              Its:   Chief Operating Officer



                                           OMEGA HEALTHCARE INVESTORS, INC.





                                            By:    /s/ F. SCOTT KELLMAN
                                                   ----------------------------
                                                      F. Scott Kellman
                                               Its:   Chief Operating Officer





                                                     OHI (ILLINOIS), INC.

                                           By:   /s/ F. SCOTT KELLMAN
                                                 ------------------------------
                                                     F. Scott Kellman
                                             Its:   Chief Operating Officer



                                               SUN HEALTHCARE GROUP, INC.,
                                                a Delaware corporation




                                            By: /s/ MATTHEW PATRICK
                                               ------------------------------
                                                   Matthew Patrick
                                             Its:  Vice President and Treasurer

                                        SIGNATURES OF LESSEES ON FOLLOWING PAGE

                                                     LESSEES:

                                                     Care  Enterprises,  Inc., a
                                                     Delaware  corporation  Care
                                                     Enterprises  West,  a  Utah
                                                     corporation     Circleville
                                                     Health Care Corp.,  an Ohio
                                                     corporation  Beckley Health
                                                     Care Corp., a West Virginia
                                                     corporation        Braswell
                                                     Enterprises,     Inc.,    a
                                                     California      corporation
                                                     Coalinga     Rehabilitation
                                                     Center,      a     Delaware
                                                     corporation  Dunbar  Health
                                                     Care   Corp.,   a  Delaware
                                                     corporation       Fullerton
                                                     Rehabilitation   Center,  a
                                                     California      corporation
                                                     Marion Health Care Corp., a
                                                     Delaware        corporation
                                                     Meadowbrook  Rehabilitation
                                                     Center,     a    California
                                                     corporation        Mediplex
                                                     Management  of  Palm  Beach
                                                     County,   Inc.,  a  Florida
                                                     corporation  Newport  Beach
                                                     Rehabilitation   Center,  a
                                                     California      corporation
                                                     Putnam Health Care Corp., a
                                                     West  Virginia  corporation
                                                     Regency  Rehab   Hospitals,
                                                     Inc.,      a     California
                                                     corporation   Regency-North
                                                     Carolina,   Inc.,  a  North
                                                     Carolina        corporation
                                                     Regency-Tennessee,  Inc., a
                                                     Tennessee  corporation  San
                                                     Bernardino   Rehabilitation
                                                     Hospital,      Inc.,      a
                                                     California      corporation
                                                     Salem Health Care Corp.,  a
                                                     West  Virginia  corporation
                                                     Shandin               Hills
                                                     Rehabilitation   Center,  a
                                                     California      corporation
                                                     SunBridge        Healthcare
                                                     Corporation,  a New  Mexico
                                                     corporation   Vista   Knoll
                                                     Rehabilitation      Center,
                                                     Inc.,      a     California
                                                     corporation


                                                     By:  /s/ Matthew Patrick
                                                          ---------------------
                                                     Their:      Agent

                                LIST OF EXHIBITS

EXHIBIT A -            Leases and Subleases and Names of Health Care Facilities

EXHIBIT B -            Security Agreements

EXHIBIT C -            Assumption and Rejection Order

EXHIBIT D -            Schedule of Amounts Owed

EXHIBIT E -            Operations Transfer Agreement

EXHIBIT F -            Sun Transaction Documents

EXHIBIT G -            Tier A Improvements